UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2022

RIGEL PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-29889	94-3248524
(Commission File No.)	(IRS Employer Identification No.)

1180 Veterans Boulevard
South San Francisco, CA	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 624-1100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	RIGL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

License and Transition Services Agreement with Forma

On July 27, 2022, Rigel Pharmaceuticals, Inc. (“Rigel”) entered into a license and transition services agreement (the “License Agreement”) with Forma Therapeutics, Inc. (“Forma”) for an exclusive license to develop, manufacture and commercialize olutasidenib, Forma’s proprietary inhibitor of mutant isocitrate dehydrogenase 1, for any uses worldwide, including for the treatment of relapsed/refractory acute myeloid leukemia. Pursuant to the terms of the license and transition services agreement, Rigel will pay an upfront fee of $2.0 million, with the potential to pay up to $67.5 million additional payments upon achievement of specified development and regulatory milestones and up to $165.5 million additional payments upon achievement of certain commercial milestones. The potential development and regulatory milestone payments of $67.5 million include a $2.5 million payment upon a certain near-term regulatory milestone, a $5.0 million payment upon the first regulatory approval of the licensed product, and a $10.0 million payment upon the licensed product’s first commercial sale subject to certain other conditions. Subject to the terms and conditions of the License Agreement, Forma would be entitled to tiered royalty payments on net sales of licensed products at percentages ranging from low-teens to mid-thirties, as well as certain portions of Rigel’s sublicensing revenue, subject to certain standard reductions and offsets.

Unless terminated earlier, the License Agreement has a term that continues until the expiration of the last to expire of the royalty terms. Royalty terms will, on a country-by-country basis, commence with the first commercial sale of a licensed product in such country and continue until the latest of (a) the expiration of licensed patent rights that covers such licensed product in such country, (b) the expiration of regulatory exclusivity for such licensed product in such country, and (c) the tenth anniversary of the first commercial sale of such licensed product in such country.

The License Agreement may be terminated by either party based on the other party’s uncured material breach or bankruptcy. Forma may terminate the License Agreement with respect to a particular region in the event (i) within 4 years, Rigel has not initiated any sublicensing activities in such region and has not conducted any development in such region, or (ii) within 6 years, Rigel has not entered into a sublicense to develop, manufacture and commercialize licensed products in such region for the treatment of relapsed/refractory acute myeloid leukemia. Also, except in response to or defense of any claim first asserted by Forma against Rigel or its related parties, if Rigel challenges the validity or enforceability of any licensed patent rights or actively assists such challenges by another individual or entity, Forma may terminate the licenses with respect to such patent rights. Rigel may terminate the License Agreement, upon prior written notice to Forma of specified time periods, (i) without cause at any time starting 36 months after the first commercial sale of licensed products, (ii) if Forma’s NDA 215814 is not approved by May 15, 2023, (iii) if FDA withdraws the approval of Forma’s NDA 215814 for reasons related to safety or effectives, or (iv) if a court of competent jurisdiction, under certain circumstances, prohibits Rigel from using, manufacturing or commercializing licensed products in the United States. Upon termination of the License Agreement in its entirety prior to expiration, the licenses granted by Forma to Rigel will terminate. In the event of certain terminations, Rigel will grant Forma an exclusive license to Rigel’s patent rights or know-how that is reasonably useful or necessary to develop, manufacture and commercialize licensed products, and Forma will pay Rigel a commercially reasonable royalty, to be negotiated and up to low-single digit, on the net sales of licensed products.

The description of the License Agreement in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the License Agreement, a copy of which will be included as an exhibit to Rigel’s Quarterly Report on Form 10-Q for the fiscal period ending September 30, 2022, to be filed with the U.S. Securities and Exchange Commission (the “SEC”).

Amendment to Credit and Security Agreement with MidCap

On July 27, 2022 (the “Third Amendment Effective Date”), Rigel entered into Amendment No. 3 (the “Amendment”) to that certain Credit and Security Agreement, dated as of September 27, 2019 (as further amended, supplemented or otherwise modified from time to time prior to the Amendment, the “Existing Credit Agreement,” and as amended by the Amendment, the “Amended Credit Agreement”) with Midcap Financial Trust (“MidCap”), as administrative agent, and the lenders party thereto (“Lenders”), pursuant to which MidCap and the Lenders agreed to amend the Existing Credit Agreement to, among other things, (i) extend the maturity date for the term loans to September 1, 2026 (the “Maturity Date”), (ii) extend the interest only period for the term loans to October 1, 2024, (iii) reset the prepayment fee applicable to the term loans, (iv) grant a lien to MidCap over Rigel’s intellectual property, (v) revise the financial covenants and (vi) change the interest rate benchmark from LIBOR to Secured Overnight Financing Rate (SOFR).

On the Third Amendment Effective Date, Rigel drew the fourth tranche of term loans of $10,000,000.

The term loans under the Amended Credit Agreement may be prepaid in full or in part: through July 27, 2023 with payment of a 2.5% prepayment premium, thereafter through July 27, 2024 with payment of a 1.5% prepayment premium, and thereafter through the date immediately prior to the Maturity Date with payment of a 1.0% prepayment premium.

The interest rate applicable to the term loans under the Amended Credit Agreement is the sum of (i) 1-month SOFR, plus an adjustment of 0.11448%, subject to 1.50% applicable floor and (ii) 5.65%. Rigel will make amortization payments on the term loans under the Amended Credit Agreement starting October 1, 2024. All unpaid principal and accrued interest is due and payable in full no later than the Maturity Date.

The Amended Credit Agreement requires that (i) Rigel maintains Borrower Unrestricted Cash of at least $10.0 million at all times, and (ii) upon Borrower Unrestricted Cash falling below 1.25x of the term loans outstanding, Rigel maintains TAVALISSE Net Revenue in the U.S. (with capitalized terms as defined in the Amended Credit Agreement).

The description of the Amendment in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which will be included as an exhibit to Rigel’s Quarterly Report on Form 10-Q for the fiscal period ending September 30, 2022, to be filed with the SEC.

Item 2.02. Results of Operations and Financial Condition.

On August 2, 2022, Rigel announced certain financial results for its second quarter ended June 30, 2022. A copy of Rigel’s press release, titled “Rigel Reports Second Quarter 2022 Financial Results and Provides Business Update,” is furnished pursuant to Item 2.02 as Exhibit 99.1 hereto.

The information in Item 2.02 of this report, including the Exhibit 99.1 hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Item 2.02 and in the accompanying Exhibit 99.1 shall not be incorporated by reference into any filing with the SEC made by Rigel, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 above under the caption “Amendment to Credit and Security Agreement with MidCap” is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

Exhibit	Description

99.1	Press Release, dated August 2, 2022, titled “Rigel Reports Second Quarter 2022 Financial Results and Provides Business Update.”
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Forward-Looking Statements

This Current Report on Form 8-K contain forward-looking statements relating to, among other things, Rigel’s agreement with Forma and the success thereof; Rigel’s abilities to successfully develop and commercialize olutasidenib; Rigel’s ability to achieve development, regulatory and commercial milestone and make related milestone payments under its agreement with Forma; the potential indications that olutasidenib may affect; the availability and funding of the term loans under the Amended Credit Agreement, the timing thereof and the satisfaction of the conditions thereto. Any such statements that are not statements of historical fact may be deemed to be forward-looking statements. Words such as “potential,” “may,” “expects,” “intends” and similar expressions are intended to identify these forward-looking statements. These forward-looking statements are based on Rigel’s current expectations and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward looking statements as a result of these risks and uncertainties, which include, without limitation, those risks and uncertainties relating to that the FDA, EMA or other regulatory authorities may make adverse decisions regarding olutasidenib; that olutasidenib clinical trials may not be predictive of real-world results or of results in subsequent clinical trials; the availability of resources to develop, manufacture and commercialize olutasidenib; market competitions; the satisfaction of the conditions to the funding of the term loans under the Amended Credit Agreement and and Rigel’s ability to maintain (and otherwise comply with the covenants in) the Amended Credit Agreement; as well as other risks detailed from time to time in Rigel’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2021 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2022. Rigel does not undertake any obligation to update any forward-looking statements and expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 2, 2022	RIGEL PHARMACEUTICALS, INC.

	By:	/s/ Dolly A. Vance
Dolly A. Vance
Executive Vice President, General Counsel and Corporate Secretary